Exhibit 99.1

Kaiser Aluminum Corporation Reports
Third Quarter and First Nine Months 2013 Financial Results

Third Quarter 2013 Highlights:

•	Aerospace Inventory Overhang Continues to Dampen Demand

•	Production Inefficiencies Temporarily Impact Sales and Costs

•	Growing Automotive Extrusion Value Added Revenue and Content

•	Organic Growth Investments Proceeding on Schedule

First Nine Months 2013 Highlights:

•	Net Sales $986 Million; Value Added Revenue $553 Million

•	Operating Income $132 Million; Adjusted EBITDA $132 Million; EBITDA Margin 24%

•	Net Income $78 Million; Adjusted Net Income $54 Million

•	Diluted EPS $4.02; Adjusted Diluted EPS $2.81

FOOTHILL RANCH, Calif., October 17, 2013 - Kaiser Aluminum Corporation (NASDAQ:KALU) today reported net income of $25 million or $1.34 earnings per diluted share for the third quarter of 2013, compared to $29 million or $1.51 earnings per diluted share for the third quarter of 2012. Excluding the impact of non-run-rate items and the effect of favorable transfer pricing settlements affecting the Company's Canadian taxes, adjusted net income was $17 million or $0.90 per diluted share for the third quarter of 2013, compared to adjusted net income of $20 million or $1.02 per diluted share for the prior year third quarter. Third quarter 2013 results reflect a continuing supply chain inventory overhang for aerospace applications other than plate, temporary throughput and manufacturing inefficiencies which negatively impacted sales and operating costs in the quarter, and higher major maintenance expense.

For the first nine months of 2013, the Company's reported net income was $78 million or $4.02 earnings per diluted share compared to $77 million or $3.98 earnings per diluted share for the first nine months of 2012. Excluding the impact of non-run-rate items, adjusted net income of $54 million and adjusted earnings per diluted share of $2.81 were down compared to adjusted net income of $61 million and adjusted earnings per diluted share of $3.17 for the first nine months of 2012 as a result of lower operating income and higher interest expense.

Value added revenue of $182 million for the third quarter of 2013 was slightly lower than value added revenue of $184 million for the prior year third quarter. For the first nine months of 2013, value added revenue of $553 million was down 2% compared to $564 million for the first nine months of 2012, reflecting a continuing inventory overhang in the aerospace supply chain primarily related to products other than aerospace plate, offset in part by higher value added revenue for automotive extrusion applications.
Adjusted consolidated EBITDA was $40 million or 22.2% of value added revenue in the third quarter of 2013, compared to adjusted consolidated EBITDA of $48 million or 25.9% of value added revenue for the prior year quarter, reflecting throughput and manufacturing inefficiencies related to construction projects for the new casting complex and Phase 5 expansion at the Company’s Trentwood facility in Spokane, Washington, an extended planned equipment outage at the Company’s Newark, Ohio facility, and higher major maintenance expenses during the third quarter of 2013.
For the first nine months of 2013, adjusted consolidated EBITDA was $132 million, down approximately 4% compared to the prior year period as the Company continued to invest in both research and development initiatives and sales and marketing to support further growth. Although higher operating costs and manufacturing inefficiencies negatively impacted adjusted consolidated EBITDA in the first nine months of 2013, the Company’s adjusted EBITDA margin remained strong at 24%, comparable to the same period in 2012.

Summary

“Our third quarter results were affected by throughput and manufacturing inefficiencies at our Trentwood and Newark facilities that negatively impacted our sales and costs. In addition, the aerospace inventory overhang for products other than plate continued to dampen demand,” said Jack A. Hockema, President, CEO and Chairman. “The manufacturing inefficiencies were the result of a significant disruption from construction activities related to the Phase 5 expansion project and the installation of the new casting complex at our Trentwood facility. We also experienced an extended downtime with the casting equipment at our Newark facility during a planned major maintenance outage. In contrast to these temporary set-backs, we were very pleased to see the ramp up of our new automotive extrusion programs that created a step-change improvement in our value added revenue for automotive applications and which we believe represents the beginning of a new phase of growth for our company,” stated Mr. Hockema.

“We expect to see some improvement in manufacturing efficiency in the fourth quarter, albeit not a full recovery. We will continue to experience some disruption from the construction projects and equipment downtime and anticipate that higher planned major maintenance expenses will likely offset the benefit of efficiency improvements in the quarter. Although the capital investment programs at the Trentwood facility negatively impact our results in the short-term, the longer-term benefits provide additional capacity to meet heat treat plate demand growth and address critical production bottlenecks that currently impede our ability to maximize operational efficiency and flexibility,” added Mr. Hockema.

Third Quarter and First Nine Months 2013 Consolidated Results
(Non GAAP, Unaudited)*
($mm, except shipments, realized price and per share amounts)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Shipments (millions of lbs)	141	148	427	451

Net Sales	$320	$336	$986	$1,046
Less: Hedged Cost of Alloyed Metal	$(138)	$(152)	$(433)	$(482)
Value Added Revenue[1]	$182	$184	$553	$564

Realized Price per Pound ($/lb)
Net Sales	$2.27	$2.28	$2.31	$2.32
Less: Hedged Cost of Alloyed Metal	$(0.98)	$(1.03)	$(1.01)	$(1.07)
Value Added Revenue	$1.29	$1.25	$1.30	$1.25

Adjusted[2]
Operating Income	$34	$41	$112	$118
EBITDA[3]	$40	$48	$132	$138
EBITDA Margin[4]	22.2%	25.9%	24.0%	24.4%
Net Income[5]	$17	$20	$54	$61
EPS, Diluted[5]	$0.90	$1.02	$2.81	$3.17

As Reported
Operating Income	$42	$56	$132	$142
Net Income	$25	$29	$78	$77
EPS, Diluted	$1.34	$1.51	$4.02	$3.98

1 Value Added Revenue = Net sales less hedged cost of alloyed metal
2 Adjusted numbers exclude non-run-rate items
3 EBITDA = Consolidated Operating Income before non-run-rate plus Depreciation and Amortization
4 EBITDA margin = Adjusted EBITDA as a percent of Value Added Revenue
5 Adjusted Net Income and EPS, Diluted exclude non-run-rate items and Canadian tax benefit
*Please refer to GAAP financial statements

Consolidated operating income of $42 million as reported for the third quarter of 2013 and $132 million for the first nine months of 2013 included non-run-rate gains of approximately $8 million and $20 million, respectively. Excluding the impact of non-run-rate items, adjusted consolidated operating income declined 18% to $34 million in the third quarter of 2013 from $41 million in the third quarter of 2012, reflecting weaker demand as previously noted, higher operating costs resulting from significant disruptions of expansion related construction activities at the Trentwood facility, the extended planned major equipment outage at the Newark facility, and higher major maintenance expense. For the first nine months of 2013, adjusted consolidated operating income of $112 million was down approximately 6% compared to $118 million in the first nine months of 2012 on higher selling, general and administrative, and research and development expense, less favorable manufacturing cost efficiencies, and higher depreciation expense.

During the first nine months of 2013, the Company’s adjusted consolidated EBITDA continued to more than fund significant organic investments and cash payments for interest and quarterly dividends. During this period, the Company also funded a $20 million annual variable contribution to the VEBAs and returned $44 million to shareholders through share repurchases. Capital spending through September 30, 2013 was approximately $47 million, related to investments to support further growth in aerospace and automotive applications in addition to sustaining capital spending. For the full year 2013, capital spending is anticipated to be approximately $70 million as the Company completes the Phase 5 expansion, continues investment in the new casting complex at its Trentwood facility, and pursues further investments to support new automotive extrusion programs.

Outlook

“Despite some adversity in the third quarter of 2013, we continue to be very optimistic regarding the longer-term outlook for our business. We expect improved performance in the fourth quarter, however seasonal demand weakness and higher major maintenance expenses will likely offset the performance improvement. Overall, we anticipate value added revenue to be comparable to the third quarter although there is always some uncertainty when looking at the fourth quarter due to seasonal market dynamics as we approach year-end,” said Mr. Hockema.

“Our long-term value proposition remains intact as we anticipate growth in our overall value added revenue and adjusted EBITDA margin driven by strong demand for aerospace and automotive applications,” continued Mr. Hockema. “Our focus on organic investments in capacity, capability, quality, and enhanced operating efficiencies will continue to serve us well and will allow us to capture additional opportunities for profitable growth in these end market applications. Lastly, we remain committed to maintaining financial strength and flexibility so that we may continue to invest and capitalize on organic and acquisition opportunities to further enhance shareholder returns,” concluded Mr. Hockema.

Conference Call

Kaiser Aluminum Corporation will host a conference call on Friday, October 18, 2013, at 10:00am (Pacific Time); 12:00pm (Central Time); 1:00pm (Eastern Time), to discuss third quarter and first nine months 2013 results. To participate, the conference call can be directly accessed from the U.S. and Canada at (888) 510-1785, and accessed internationally at (719) 457-2648. A link to the simultaneous webcast can be accessed on the Company's website at http://investors.kaiseraluminum.com/events.cfm. A copy of a presentation will be available for download prior to the call and an audio archive will be available on the Company's website following the call.

Company Description

Kaiser Aluminum Corporation, headquartered in Foothill Ranch, Calif., is a leading producer of semi-fabricated specialty aluminum products, serving customers worldwide with highly-engineered solutions for aerospace and high-strength, general engineering, and custom automotive and industrial applications. The Company's North American facilities produce value-added sheet, plate, extrusions, rod, bar, tube and wire products, adhering to traditions of quality, innovation and service that have been key components of its culture since the Company was founded in 1946. The Company's stock is included in the Russell 2000® index and the S&P Small Cap 600® index.

Available Information

For more information, please visit the Company's website at www.kaiseraluminum.com. The website includes a section for investor relations under which the Company provides notifications of news or announcements regarding its financial performance, including Securities and Exchange Commission (SEC) filings, investor events, and earnings and other press releases. In addition, all Company filings submitted to the SEC are available through a link to the section of the SEC's website at www.sec.gov which includes: Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statements for the Company's annual stockholders' meetings and other information statements as filed with the SEC. In addition, the Company provides a webcast of its quarterly earnings calls and certain events in which management participates or hosts with members of the investment community.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the Company. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying tables.

The non-GAAP financial measures used within this earnings release are value added revenue, EBITDA, Adjusted EBITDA, operating income excluding non-run-rate items, adjusted net income and earnings per diluted share, excluding non-run-rate items and ratios related thereto. These measures are presented because management uses this information to monitor and evaluate financial results and trends and believes this information to also be useful for investors.

Forward-Looking Statements

This press release contains statements based on management's current expectations, estimates and projections that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 involving known and unknown risks and uncertainties that may cause actual results, performance or achievements of the Company to be materially different from those expressed or implied. Kaiser Aluminum cautions that such forward-looking statements are not guarantees of future performance or events and involve significant risks and uncertainties and actual events may vary materially from those expressed or implied in the forward-looking statements as a result of various factors. These factors include: (a) material adverse changes in economic or industry conditions generally, including global financial markets; (b) the Company's inability to achieve the level of growth or other benefits anticipated by management, including those anticipated from its acquisitions and other strategic investments, as well as its ability to participate in anticipated new automotive programs expected to launch in the future; (c) costs increases, including the cost of energy, raw materials and freight costs, which the Company is unable to pass through to its customers; (d) changes in the markets served by the Company, including aerospace, defense, general engineering, automotive, distribution and other markets, including changes impacting the volume, price or mix of products sold by the Company and the Company's ability to flex production consistent with changing demand levels; (e) the Company's ability to lower energy costs, realize manufacturing efficiencies and complete its expansion and organic growth projects, equipment and facility upgrades to improve manufacturing and cost efficiencies and product and manufacturing platform expansions as planned and by targeted completion dates; (f) the impact of the Company's future earnings, financial condition, capital requirements and other factors on future dividends or the repurchase of shares of the Company's common stock and any decision by the Company's board of directors in regard to either; (g) unfavorable changes in laws or regulations that impact the Company's operations and results; (h) the outcome of contingencies, including legal proceedings, government investigations and environmental remediation; (i) the completion of the review of the financial statements as of and for the quarter and nine-month period ended September 30, 2013; and (j) other risk factors summarized in the Company's reports filed with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2012 and Form 10-Q for the quarter ended March 31, 2013. As more fully described in these reports, “non-run-rate” items are items that, while they may occur from period to period, are particularly material to results, impact costs primarily as a result of external market factors and may not occur in future periods if the same level of underlying performance were to occur. All information in this release is as of the date of the release. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Investor Relations Contact:                    Public Relations Contact:
Melinda C. Ellsworth                         Dave Quast
Kaiser Aluminum Corporation                    FTI Consulting
(949) 614-1757                             (213) 452-6348

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES
STATEMENTS OF CONSOLIDATED INCOME (1)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(Unaudited)
	(In millions of dollars, except share and per share amounts)
Net sales	$319.9	$335.5	$986.2	$1,046.1
Costs and expenses:
Cost of products sold:
Cost of products sold, excluding depreciation and amortization and other items	259.5	268.9	784.6	851.4
Unrealized (gains) losses on derivative instruments	(1.5)	(12.3)	3.4	(15.3)
Depreciation and amortization	6.9	6.7	20.9	19.6
Selling, administrative, research and development, and general (includes accumulated other comprehensive income reclassifications related to VEBA adjustments of $1.3 and $1.8 for the quarters ended September 30, 2013 and September 30, 2012, respectively, and $4.1 and $5.4 for the nine months ended September 30, 2013 and September 30, 2012, respectively)	13.4	16.0	45.6	48.3
Other operating charges, net	—	—	—	0.1
Total costs and expenses	278.3	279.3	854.5	904.1
Operating income	41.6	56.2	131.7	142.0
Other (expense) income:
Interest expense	(8.8)	(9.2)	(27.1)	(19.8)
Other income, net (includes accumulated other comprehensive income reclassifications for realized gains on available for sale securities of $0.2 and $0.8 for the quarter and nine months ended September 30, 2013, respectively)	2.9	0.4	3.1	2.2
Income before income taxes	35.7	47.4	107.7	124.4
Income tax provision (includes aggregate income tax expense from reclassification items of $(0.5) and $(0.7) for the quarters ended September 30, 2013 and September 30, 2012, respectively, and $(1.3) and $(2.1) for the nine months ended September 30, 2013 and September 30, 2012, respectively)	(10.3)	(18.2)	(30.2)	(47.7)
Net income	$25.4	$29.2	$77.5	$76.7

Earnings per common share, Basic:
Net income per share	$1.37	$1.52	$4.09	$4.01
Earnings per common share, Diluted[2]:
Net income per share	$1.34	$1.51	$4.02	$3.98
Weighted-average number of common shares outstanding (in thousands):
Basic	18,548	19,154	18,915	19,104
Diluted[2]	19,058	19,288	19,267	19,240

1	Please refer to the Company's Form 10-Q for the quarter ended September 30, 2013, for additional detail regarding the items in the table.

2	Diluted shares are calculated using the treasury stock method.

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES
SELECTED OPERATIONAL AND FINANCIAL INFORMATION
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(In millions of dollars, except shipments and average sales price)		(In millions of dollars, except shipments and average sales price)
Shipments (mm lbs)	141.1	147.5	426.5	451.4
Average Realized Third-Party Sales Price (per pound)[1]	$2.27	$2.28	$2.31	$2.32
Net Sales	$319.9	$335.5	$986.2	$1,046.1

Operating Income (Loss):
Fabricated Products[2,3]	$44.8	$62.5	$145.0	$161.7
All Other[4]	(3.2)	(6.3)	(13.3)	(19.7)
Total Operating Income	$41.6	$56.2	$131.7	$142.0
Income tax provision	$(10.3)	$(18.2)	$(30.2)	$(47.7)
Net Income	$25.4	$29.2	$77.5	$76.7
Capital Expenditures	$21.0	$8.8	$47.0	$25.7

1
Average realized prices for our Fabricated Products segment are subject to fluctuations due to changes in product mix and underlying primary aluminum prices, and are not necessarily indicative of changes in underlying profitability.

2
Operating results in the Fabricated Products segment for the quarters ended September 30, 2013 and September 30, 2012 included net non-cash LIFO benefits of $6.8 and $5.7, respectively. Operating results in the Fabricated Products segment for the nine months ended September 30, 2013 and September 30, 2012 included net non-cash LIFO benefits of $19.7 and $13.5, respectively.

3
Fabricated Products segment results include non-cash mark-to-market gains on primary aluminum, natural gas, electricity and foreign currency hedging activities totaling $1.5 and $12.3 for the quarters ended September 30, 2013 and September 30, 2012, respectively. Non-cash mark-to-market (losses) gains on primary aluminum, natural gas, electricity and foreign currency hedging activities totaled $(3.4) and $15.3 for the nine months ended September 30, 2013 and September 30, 2012, respectively.

4
Operating results in All Other represent operating expenses in the Corporate and Other business unit. Operating results of All Other include VEBA net periodic pension benefit income of $5.6 and $2.9 for the quarters ended September 30, 2013 and September 30, 2012, respectively. VEBA net periodic pension benefit income was $16.9 and $8.9 for the nine months ended September 30, 2013 and September 30, 2012, respectively.

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS (1)

	September 30, 2013	December 31, 2012
	(Unaudited)
	(In millions of dollars, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$224.6	$273.4
Short-term investments	115.9	85.0
Receivables:
Trade, less allowance for doubtful receivables of $0.8 at September 30, 2013 and December 31, 2012	122.1	123.8
Other	14.5	3.4
Inventories	207.9	186.0
Prepaid expenses and other current assets	67.6	70.1
Total current assets	752.6	741.7
Property, plant, and equipment – net	411.7	384.3
Net asset in respect of VEBA	385.7	365.9
Deferred tax assets – net (including deferred tax liability relating to the VEBAs of $144.9 at September 30, 2013 and $136.9 at December 31, 2012)	61.6	102.0
Intangible assets – net	34.1	35.4
Goodwill	37.2	37.2
Other assets	109.1	86.0
Total	$1,792.0	$1,752.5
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$71.3	$62.5
Accrued salaries, wages, and related expenses	39.0	39.3
Other accrued liabilities	40.9	51.8
Payable to affiliate	—	7.9
Short-term capital lease	0.2	0.1
Total current liabilities	151.4	161.6
Net liability in respect of VEBA	4.0	5.3
Deferred tax liability	1.1	—
Long-term liabilities	154.0	134.5
Long-term debt	386.4	380.3
Total liabilities	696.9	681.7
Commitments and contingencies
Stockholders’ equity:
Preferred stock, 5,000,000 shares authorized at both September 30, 2013 and December 31, 2012; no shares were issued and outstanding at September 30, 2013 and December 31, 2012	—	—
Common stock, par value $0.01, 90,000,000 shares authorized at both September 30, 2013 and at December 31, 2012; 21,112,701 shares issued and 18,672,017 shares outstanding at September 30, 2013; 21,037,841 shares issued and 19,313,235 shares outstanding at December 31, 2012	0.2	0.2
Additional paid in capital	1,022.4	1,017.7
Retained earnings	212.2	151.2
Treasury stock, at cost, 2,440,684 shares at September 30, 2013 and 1,724,606 shares at December 31, 2012, respectively	(116.8)	(72.3)
Accumulated other comprehensive loss	(22.9)	(26.0)
Total stockholders’ equity	1,095.1	1,070.8
Total	$1,792.0	$1,752.5

1     Please refer to the Company's Form 10-Q for the quarter ended September 30, 2013 and Form 10-K for the year ended
December 31, 2012 for additional detail regarding the items in the table.

Reconciliation of Non-GAAP Measures - Consolidated
(Unaudited)

(In millions of dollars, except share and per share amounts)	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

GAAP operating income	$41.6	$56.2	$131.7	$142.0
Mark-to-market (gains) losses	(1.5)	(12.3)	3.4	(15.3)
Other operating NRR income items[1,2]	(6.6)	(3.0)	(23.6)	(8.6)
Operating income, excluding operating NRR items	33.5	40.9	111.5	118.1
Depreciation and Amortization	6.9	6.7	20.9	19.6
Adjusted EBITDA[3]	$40.4	$47.6	$132.4	$137.7

GAAP net income	$25.4	$29.2	$77.5	$76.7
Operating NRR Items	(8.1)	(15.3)	(20.2)	(23.9)
Non-Operating NRR Items[4]	(2.2)	0.1	(1.7)	(1.1)
Tax impact of NRR items	3.9	5.7	8.3	9.3
Canadian tax benefit	(1.9)	—	(9.7)	—
Adjusted net income	$17.1	$19.7	$54.2	$61.0

GAAP earnings per diluted share	$1.34	$1.51	$4.02	$3.98
Adjusted earnings per diluted share	$0.90	$1.02	$2.81	$3.17

1    Other operating non-run-rate items primarily represent the impact of non-cash net periodic benefit income related to the VEBAs, adjustments to plant-level LIFO, environmental expenses, and workers' compensation benefit/cost due to discounting.

2    NRR is an abbreviation for Non-Run-Rate; NRR items are pre-tax.

3    Adjusted EBITDA equals operating income excluding operating non-run-rate items, plus depreciation and amortization.

4    Non-Operating NRR Items do not contribute to Reported Operating Income and represent the mark-to-market of convertible bond related financial derivatives as well as income from a one-time bankruptcy trust share distribution in 3Q13.